UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

PLASTINUM POLYMER TECHNOLOGIES CORP.
(Name of Registrant As Specified In Its Charter)

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PLASTINUM POLYMER TECHNOLOGIES CORP.
10100 Santa Monica Blvd., Suite 300
Los Angeles, CA 90067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held June 30, 2009

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Plastinum Polymer Technologies Corp., a Delaware corporation (the “Company” or “Plastinum”), will be held on June 30, 2009, at 10:00am, New York time, at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP, 170 Old Country Road, Suite 400, Mineola, New York 11501, for the following purposes:

1.	to elect each of Jacques Mot, Marcel Rokegem and Pierre Kladny to our Board of Directors to serve until the next Annual Meeting and until his successor is elected and qualified (“Proposal 1”);

2.	to ratify the appointment of RBSM LLP as our independent registered public auditors for the fiscal year ending December 31, 2009 (“Proposal 2”); and

3.	to transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on May 8, 2009 are entitled to notice of and to vote at the meeting and any adjournments.  All stockholders are cordially invited to attend the meeting.

This proxy statement, the accompanying proxy card, and the Company’s 2008 annual report to stockholders are first being made available on the Internet at www.colonialstock.com/plastinum2009 to the stockholders of the Company on or about May 14, 2009 through the U.S. Securities and Exchange Commission’s “Notice and Access” process.

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EITHER SUBMIT YOUR PROXY USING THE INTERNET OR TELEPHONE PROCEDURES PROVIDED ON THE NOTICE AND ACCESS CARD OR, IF YOU HAVE ELECTED TO RECEIVE A COPY OF YOUR PROXY CARD IN THE MAIL, COMPLETE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE.  PLEASE NOTE THAT SUBMITTING A PROXY USING ANY ONE OF THESE METHODS WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON.

Sincerely,

Dated: May 14, 2009	/s/ Jacques Mot Jacques Mot Chairman, President and Chief Executive Officer

PLASTINUM POLYMER TECHNOLOGIES CORP.
10100 Santa Monica Blvd., Suite 300
Los Angeles, CA 90067

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
June 30, 2009

GENERAL INFORMATION

General

The accompanying proxy is solicited by and on behalf of the Board of Directors of Plastinum Polymer Technologies Corp., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP, 170 Old Country Road, Suite 400, Mineola, New York 11501, on June 30, 2009, at 10:00 a.m., New York time, and at any and all adjournments thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement and the accompanying proxy, as well as the Company's 2008 Annual Report on Form 10-K for the year ended December 31, 2008, are first being made available on the Internet at www.colonialstock.com/plastinum2009 to the stockholders of the Company on or about May 14, 2009.

Costs of Solicitation

Our Board is soliciting your proxy for use at the Annual Meeting of Stockholders and at any adjournment of the Annual Meeting of Stockholders. We will bear the costs of the proxy solicitation, including expenses in connection with the preparation of this Proxy Statement.  In addition to solicitation by mail, our officers, directors and employees may solicit proxies in person, by telephone, by facsimile and by e-mail.

Stockholders Entitled to Vote

Pursuant to the By-Laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as the close of business on May 8, 2009. Accordingly, only stockholders of record at the close of business on such date will be entitled to vote at the meeting, notwithstanding any transfer of any stock on the books of the Company thereafter.

At the close of business on May 8, 2009, (i) the Company had outstanding 98,777,327 shares of Common Stock, $.01 par value per share (the "Common Stock"), each of which entitled the holder to one vote and (ii) the Company had outstanding 61,650 shares of Series B Preferred Stock, par value $.01 per share, which were convertible into an aggregate of 16,662,162 shares of Common Stock and which entitle the holder to one vote per share of Common Stock into which the Series B Preferred Stock could be converted. There were no issued shares held by the Company in its treasury. Treating all outstanding shares of Series B Preferred Stock on an “as converted” basis, holders of a total of 115,439,489 shares of Common Stock (or deemed Common Stock) are entitled to vote at the Annual Meeting.

Required Vote, Broker Non-Votes and Abstentions

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The election of directors nominated will require the vote, in person or by proxy, of a plurality of all shares entitled to vote at the Annual Meeting.   All other matters will require the affirmative vote of a majority of the votes cast on the proposal.

Proxies marked as abstaining (including proxies containing "broker non-votes") on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. A "broker non-vote" occurs when a broker holds shares of Common Stock for a beneficial owner and does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a quorum is present, abstentions will have no effect on the election of directors or on any of the other proposals to be voted upon.

A proxy may be revoked by the stockholder at any time prior to its being voted. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Company, Attn: President, of a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

If a proxy is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions of the stockholder. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of the election as director of the nominees listed on the following pages, in favor of Proposal 2, and as recommended by the Board of Directors with regard to all other matters, or if no such recommendation is given, the proxy holder’s own discretion. Votes are tabulated at the Annual Meeting by inspectors of election.

Dissenters’ Right of Appraisal

There is no proposal to be voted upon at the Annual Meeting for which Delaware law, our certificate of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares. Therefore, our stockholders do not have dissenters’ rights with respect to the proposals to be voted upon by the stockholders as described in this proxy statement.

Interest of Certain Persons in Matters to Be Acted Upon

Jacques Mot, Chairman of the Board of Directors, our President and Chief Executive Officer, owns 38,772,076 shares of Common Stock and his vote will count with respect to each Proposal.  Mr. Nils Berten, our Chief Operating Officer, owns 400,000 shares of Common Stock and his vote will count with respect to each Proposal.  Mr. Marcel Rokegem, a member of our Board of Directors owns 50,000 shares of Common Stock and his vote will count with respect to each Proposal.  Pierre Kladny, a member of our Board of Directors, owns 24,000 shares of Common Stock and his vote will count with respect to each Proposal.  Mr. Robert Scherne, our Interim Chief Financial Officer, owns 181,841 shares of Common Stock and his vote will count with respect to each Proposal.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of May 8, 2009, regarding beneficial ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock;

•	each of our directors;

•	each of the named executive officers; and

•	all of our current executive officers and directors as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (1)
Jacques Mot (2)	41,572,076	40.9%
Marcel Rokegem	50,000	* %
Robert Scherne	181,841	* %
Nils Berten (3)	400,000	* %
Pierre Kladny	24,000	* %
Lombard Odier Darier Hentsch & CIE (4) Rue de La Coraterie 11 1204 Geneva, Switzerland	7,300,000	7.4%
Richard von Tscharner (5) Rue de La Coraterie 11 1204 Geneva, Switzerland	13,210,775	12.7%
Schroder & Co Banque SA (6) Rue d'Italie 8 1204 Geneva, Switzerland	14,532,429	12.9%
All executive officers and directors as a group (5 persons)	42,227,917	41.6%

* less than 1%

(1)
Shares of common stock subject to warrants or other instruments currently exercisable or convertible or exercisable or convertible within 60 days of the date hereof are deemed outstanding for computing the number of shares beneficially owned and the percentage of outstanding shares of the class held by a person holding such warrants or other instruments, but are not deemed outstanding for computing the percentage of any other person.

(2)
Consists of (i) 38,772,076 issued and outstanding shares of common stock, (ii) 400,000 shares issuable upon conversion of a $200,000 convertible loan made by Mr. Mot on July 10, 2006, (iii) immediately exercisable warrants to purchase an additional 400,000 shares of common stock at an exercise price of $0.50 per share, and (iv) 2,000,000 shares issuable upon exercise of immediately exercisable options.  Does not include unvested options issued to Mr. Mot to purchase 10,600,000 shares of common stock.

(3)	Consists of 400,000 issued and outstanding shares of common stock. Does not include unvested options issued to Mr. Berten to purchase 4,000,000 shares of common stock.

(4)	Mr. Richard von Tscharner has shared voting control over the shares held by Lombard Odier Darier Hentsch & CIE.

(5)
Richard von Tscharner is an affiliate of Lombard Odier Darier Hentsch & CIE (“LODH”) and has shared voting control over shares held by LODH.  Beneficial ownership consists of (i) 38,293 issued and outstanding shares of common stock held by Mr. von Tscharner, (ii) 7,300,000 issued and outstanding shares of common stock held by LODH, (iii) 1,027,027 shares issuable upon conversion of Series B-1 Convertible Preferred Stock owned by Mr. von Tscharner, (iv) 300,000 shares issuable upon exercise of an immediately exercisable warrant held by Mr. von Tscharner and (v) 4,545,455 shares issuable upon conversion of a Convertible Promissory Note.

(6)
Consists of (i) 1,052,629 issued and outstanding shares of common stock, (ii) 10,432,432 shares issuable upon conversion of outstanding shares of Series B-1 Convertible Preferred Stock at a conversion price of $0.37 per share and (iii) immediately exercisable warrants to purchase an additional 3,047,368 shares of common stock at an exercise price of $0.57 per share.

PROPOSAL 1
ELECTION OF DIRECTORS

Pursuant to our By-laws, our Board of Directors shall consist of not less than one (1) nor more than twenty (20) members, the exact number of which shall be fixed from time to time by the Board of Directors. The Board of Directors has fixed the number of Directors constituting the entire Board at three (3) effective as of the date of the Annual Meeting. Each Director elected by the stockholders’ actions will serve until the Company's next Annual Meeting and until his successor is duly elected and qualified.

Directors are elected by a plurality of the votes cast by the shares entitled to vote. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect on the election of directors.

Set forth below is biographical information for the nominees for election to the Board of Directors including information furnished by them as to their principal occupations at present and for the past five years, certain directorships held by each, their ages as of May 8, 2009 and the year in which each director became a director of the Company.

There are no family relationships between any nominee and/or any executive officers of the Company.

The Board of Directors has determined that Mr. Rokegem is “independent” and that each of  Mr. Mot and Mr. Kladny is not “independent” as defined in NASDAQ Marketplace Rule 4200.

Unless instructed otherwise, the enclosed proxy will be voted FOR the election of the nominees named below. Voting is not cumulative. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as a Director as the holder of the proxies may, in his discretion, determine. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation of Our Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees named below.

Directors, Executive Officers, Control Persons and Nominees

Biographical information regarding each of our current directors, nominees, executive officers and significant employees is shown below.

Name	Age	Position and Offices with the Company
Jacques Mot	52	Chairman of the Board of Directors (nominee), President and CEO
Marcel Rokegem	60	Director (nominee)
Pierre Kladny	47	Director (nominee)
Robert Scherne	52	Interim Chief Financial Officer
Nils Berten	40	Chief Operating Officer

Jacques Mot served as the Chairman of the Board, President and CEO for New Generation Holdings, Inc. (“NGH”) and Plastinum from April of 1999 to January 24, 2000 and again from February 2002 until the present. Mr. Mot was also a Director of Argenta & Magnum Management Company Ltd. — Gibraltar, a company that was engaged in providing financial advisory services. From 1987 to 1992, Mr. Mot was the General Manager and Director of Iesa Investissements S.A., a portfolio management and investment company, where he handled portfolio and investment management on a confidential basis. Mr. Mot attended the University of Lausanne, Switzerland studying economics from 1976-1979.

Marcel Rokegem has served as a Director of NGH and Plastinum since 1999. As of 1991 he acted as an independent investment consultant. From 1987 to 1991 he was co-founding partner and director of Euro Suisse Securities, a member of the London Stock Exchange. From 1982 to 1987 he was co-founding partner and director of Jesup and Lamont International, an affiliate of Jesup and Lamont Securities Co., a member of the New York Stock Exchange and one of the oldest Wall Street firms. Prior to that Mr. Rokegem was partner in charge of the international department of Biard, Hombergen, Pringiers and Co., a member of the Brussels Stock Exchange. He started his career with Kredietbank in Brussels where he was responsible for international equity trading and sales. He attended the Antwerp Jesuit University where he studied AES (Applied Economic Science). He is a diploma holder from I.S.M.A. and is an officially recognized insurance consultant.

Pierre Kladny has served as a Director of the Company since July 1, 2008.  Since 2006, Mr. Kladny has served as Managing Partner of ValleyRoad Capital SA, a private equity and investment banking boutique in Geneva, Switzerland, of which he was also a founder. Before that, Mr. Kladny was an entrepreneur for 18 years. He joined Lombard Odier Darier Hentsch & CIE (a large Swiss private bank, “LODH”) in 2002 as Senior Vice President conducting mergers and restructurings for the LODH Immunology Biotech Fund, the Minicap Technology Fund and the Renaissance Tech Funds and served on their boards as a member or observer. He also headed the Performance Measurement department at LODH and created the Private Equity Advisory Services department at LODH with CHF800 million under advisory mandate and/or custody. Prior to that, he founded and managed four companies in the technology and consumer goods spaces and as an angel and regular investor he worked with numerous start-ups. Mr. Kladny is registered as a qualified fund manager with the Jersey Financial Services Commission and the equivalent commission in the British Virgin Islands. Mr. Kladny holds a Masters in Science degree from the Swiss Federal Institute of Technology in Lausanne and a Postgraduate degree in industrial accounting from the Swiss French Center for Managerial Studies.

Robert Scherne has provided his services as the Interim Chief Financial Officer of NGH and Plastinum since February 2006 on a leased basis through Robert C. Scherne, CPA, PC, a company that specializes in providing financial management personnel to businesses on a temporary basis. Mr. Scherne has been the principal of Robert C. Scherne, CPA, PC, since March 2003. Mr. Scherne served as an officer and Secretary of Forme Capital, Inc. from September 2007 to March 2008, CFO, Secretary and Treasurer of Dentalserve.com from December 2006 until December 2007, and as CFO of UniPro Financial Services, Inc., from September 2005 until November 2006. Prior to 2003, Mr. Scherne was employed as an accountant by Merdinger, Fruchter Rosen and Company from December 1993 to December 2002; by Louis Sturz & Co. and its successor firm Grossman, Russo & Shapiro from July 1986 until November 2002; and by L.H. Frishkoff &Co. and its successor firm A. Uzzo & Co. from July 1978 to June 1986. Mr. Scherne holds a Bachelors of Business Administration degree in Accounting from Pace University (New York City), and is an active member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Nils Berten began his service as Chief Operating Officer of Plastinum on January 7, 2008.  Prior to that, he was employed by Slokker Sales BV beginning in 2005 where he was responsible for setting up a financial services company for Coldwell Banker Realtors Netherlands and overseeing international real estate investments. From 2004, Mr. Berten has also been the owner of Funhaler, a company that developed a new product for the young consumer. From 2003, he has also been the co-owner of Klaus Vastgoed, a real estate investment company. Prior to that, from 1999 to 2003, he was a franchisee of Financieel Compleet.

Involvement in Certain Legal Proceedings

As representative of the majority shareholder of BULA Machines SA, a Swiss private company active in building polishing machinery in Henniez (Canton VD) (“BULA”), Pierre Kladny was called to the Board of Directors in 2006 in order to attempt to avoid the bankruptcy of BULA. Thereafter, BULA entered into a procedure in Switzerland analogous to a filing under “Chapter 11” of the Federal Bankruptcy laws of the United States. BULA eventually proceeded to liquidation, which took place in 2007. To the knowledge of Mr. Kladny, no legal actions have been taken to date against Mr. Kladny in connection with his service on the Board of Directors of BULA.

Except as may be set forth above, to our knowledge, during the past five years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Certain Relationships and Related Transactions

The Company has received advances from Mr. Jacques Mot, our President and Chief Executive Officer, for working capital purposes.  As of December 31, 2008, the outstanding amount of such advances was $25,890.  The advances are non-interest bearing.

Pierre Kladny, a nominee to the Board of Directors, is the Managing Partner of ValleyRoad Capital SA (“ValleyRoad”) and owns 52% of its share capital. Pursuant to an investment advisory agreement with ValleyRoad (the “Investment Advisory Agreement”), a private placement of $6,165,000 of the Company’s securities were sold as of July 31, 2008. Pursuant to the Investment Advisory Agreement, ValleyRoad became entitled to a success fee equal to $279,250 through such private placements arranged by ValleyRoad as well as the payment of ValleyRoad’s out-of-pocket expenses.

We had made payments on behalf of NGH, our former parent, primarily for the payment of professional fees incurred by NGH and certain NGH accounts payable. Mr. Jacques  Mot, our President and Chief Executive Officer and principal stockholder of NGH, repaid those advances, aggregating $271,522, during the fourth quarter of 2008 through a reduction of accrued compensation due to him.

There have been no transactions, or series of similar transactions, during 2008, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeded or is expected to exceed $120,000 and in which any director of our company, any executive officer of our company, any shareholder owning of record or beneficially 5% or more of our common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest except as otherwise disclosed in this report (a “Related Person Transaction”).

The Company’s policy with regards to Related Person Transactions requires that where a transaction has been identified as a Related Person Transaction, the independent members of the Board of Directors of the Company must approve or ratify it. Management must present to such independent members of the Board of Directors a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify Related Person Transactions, the Company relies on information supplied by its executive officers and Directors. In considering Related Person Transactions, the independent members of the Board of Directors take into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a Director’s independence in the event the related person is a director, immediate family member of a Director or an entity with which a Director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a Director has an interest in the proposed transaction, the Director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a Related Person Transaction, the independent members of the Board of Directors look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as determined by them in the good faith exercise of their discretion.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  During the fiscal year ended December 31, 2008, each of Mr. Nils Berten, our Chief Operating Officer, Mr. Pierre Kladny, a Director of the Company, and Schroder & Co Banque SA, a deemed beneficial owner of more than ten percent of the Company’s Common Stock, failed to timely file their respective Form 3 due to a delay in obtaining the necessary paperwork from overseas as each is a non-U.S. person, though such Forms 3 were filed.  Other than as disclosed in the previous sentence, to the Company’s knowledge, no director, officer or beneficial owner of more than ten percent of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2008.

Information Regarding the Board of Directors and Its Committees

COMPENSATION COMMITTEE

The Board of Directors currently has, and appoints the members of, a standing Compensation Committee.  The sole current member of the Compensation Committee is Marcel Rokegem.  The Compensation Committee does not have a charter.  The Compensation Committee is responsible for the performance review of the Chief Executive Officer, who in turn reviews other members of senior management and makes recommendations regarding compensation levels. Compensation strategy is tied to performance, productivity, operating results and market competitiveness. The Compensation Committee’s duty is to periodically review compensation levels for competitiveness and reasonableness as compared to industry peers and competitors from information gathered by external sources. Marcel Rokegem is the sole member of the Compensation Committee and as such, during the fiscal year ended December 31, 2008, the Compensation Committee took all actions by written consent. Mr. Rokegem has not been and is not now an officer or employee of the Company and does not have any relationship with us requiring disclosure under the SEC rules requiring disclosure of certain transactions with related persons. No compensation committee interlocks existed during 2008.

AUDIT COMMITTEE

We do not presently have a separately-designated standing Audit Committee.  The entire Board of Directors acts as the Audit Committee.

AUDIT COMMITTEE FINANCIAL EXPERT

We do not presently have a qualified financial expert serving on our Board of Directors as we do not have adequate financial resources at this time to hire such an expert.

REPORT OF THE AUDIT COMMITTEE

The following report of the Board of Directors acting as Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Management of the Company is responsible for the preparation, integrity and objectivity of the consolidated financial statements. RBSM LLP, our independent auditor, is responsible for expressing an opinion on the fairness of the financial statement presentation. The Board of Directors acting as the Audit Committee serves in an oversight role over the financial reporting process. As part of its obligations over the financial reporting process, and with respect to the fiscal year ended December 31, 2008, the Board of Directors has:

•	Reviewed and discussed the audited consolidated financial statements with management;

•	Discussed with RBSM LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as has been or may be modified, superseded or supplemented;

•
Received the written disclosures and the letter from RBSM LLP regarding auditor independence required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with RBSM LLP the accounting firm’s independence;

•
Based on the review and discussions referred to above, recommended that the audited financial statements be included in the Company’s annual report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Board of Directors acting as Audit Committee Mr. Jacques Mot Mr. Marcel Rokegem Mr. Pierre Kladny

NOMINATING COMMITTEE

The Board of Directors does not presently have a standing Nominating Committee.  Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, as well as the Company’s limited operations and financing, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates suggested by members of the Board of Directors and management of the Company are discussed by the entire Board of Directors and director nominees are selected by Board of Director resolution.  Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors.  In 2008, the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Board of Directors will consider director candidates recommended by the Company’s stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has provided such recommendation on a timely basis as described in “Stockholders’ Proposals and Nominations” below.

A stockholder who wishes to suggest a prospective nominee for the Board should notify any member of the Board of Directors or the President of the Company in writing with any supporting material the stockholder considers appropriate. After completing an evaluation and review of a prospective nominee whose has been properly proposed  by stockholders, the Board of Directors will determine whether or not to approve the nominee.

The Board of Directors has not, to date, adopted a formal process for consideration of stockholder nominees because it believes this informal consideration process has been adequate given the lack of stockholder nominations in the past.

There have been no recent material changes to the procedures by which stockholders may recommend nominees for the Board.
All of the nominees recommended for election to the Board of Directors at the Annual Meeting are directors standing for re-election.

DIRECTORS' ATTENDANCE AT MEETINGS OF THE BOARD OF DIRECTORS

Due to the Company's limited operations and financing and the limited size of the Board, the Board of Directors did not meet in the fiscal year ended December 31, 2008 and took all actions by unanimous written consent.

DIRECTORS' ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

Members of the Board of Directors will not be required to attend the Company's Annual Meeting of Stockholders.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

Stockholder communications to the Board of Directors may be sent by mail addressed to the Board of Directors generally, or to a member of the Board of Directors individually, c/o Jacques Mot, 10100 Santa Monica Blvd., Suite 300, Los Angeles, CA 90067. All communications so addressed will be immediately forwarded to the Board of Directors or the individual member of the Board of Directors, as applicable.

CODE OF ETHICS

We have not adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions because of the small number of persons involved in the management of the Company.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has not yet established an Audit Committee.

Executive and Director Compensation

The following table sets forth the cash and non-cash compensation for each of our last two fiscal years awarded to, earned by or paid to (i) each individual serving as our chief executive officer during the fiscal year ended December 31, 2008, (ii) the most highly compensated individuals (up to two) other than the chief executive officer that served as an executive officer at the conclusion of the fiscal year ended December 31, 2008 and who received total compensation in excess of $100,000 during such fiscal year and (iii) the most highly compensated individuals (up to two) that did not serve as an executive officer at the conclusion of the fiscal year ended December 31, 2008 but who received total compensation in excess of $100,000 during such fiscal year  (collectively, the “named executive officers”):

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jacques Mot,	2008	720,000	-	-	528,586	(1)(2)	-	-	-	1,248,586
Chief Executive Officer	2007	390,000	-	-	240,268	(1)	-	-	-	630,268

Nils Berten,	2008	243,395	-	-	245,251	(3)	-	-	-	488,646
Chief Operating Officer	2007	-	-	-	-		-	-	-	-

(1)
On July 12, 2006, Mr. Mot was granted a five year option to purchase 3,000,000 shares of Plastinum common stock at an exercise price of $0.10 per share. The options vest over a three year period with 1,000,000 options vesting on the first, second and third anniversaries of the grant date. The option grant was valued using the Black Scholes option pricing model assuming a two year life, no expected dividend payments, a volatility of 136% and a risk free rate of 4.9%.

(2)
On April 18, 2008, Mr. Mot was granted 14,400,000 Options to purchase our Common Stock under our 2006 Long-Term Incentive Plan at an exercise price of $0.30 per share.  The grant was subject to stockholder approval which was received on July 1, 2008.  The Options expire on April 18, 2013.  Subject to Mr. Mot remaining in our employ, one-sixth of the Options vest on each of the following dates if the following respective milestones have been attained by such dates: (i) on December 31, 2008, if at least one fully operational factory in The Netherlands capable of processing 15,000 tons of eWaste per year at full capacity has been established, (ii) on December 31, 2009 if at least one fully operational factory anywhere in the world has been established and (iii) on December 31, 2010 if at least four fully operational factories have been established anywhere in the world.  (The milestones may be adjusted by the compensation committee of our Board of Directors at its discretion at the beginning of the respective calendar year).  Further, on such date as our market capitalization exceeds $300 million, if that date occurs on or prior to April 18, 2011, then double the number of Options granted to Mr. Mot that have already vested and those yet subject to vesting on each milestone date that has not yet occurred will become vested.  The December 31, 2008 milestone was not attained and therefore 4,800,000 options terminated on that date. The option grant was valued using the Black Scholes option pricing model assuming an estimated life of .5 - 2.75 years, no expected dividend payments, a volatility of 129%, and a risk-free interest rate of 2.1% - 3%.

(3)
On April 18, 2008, Mr. Berten was granted 6,000,000 Options to purchase our Common Stock under our 2006 Long-Term Incentive Plan at an exercise price of $0.30 per share.  The Options expire on April 18, 2013.  Subject to Mr. Berten remaining in our employ, one-sixth of the Options vest on each of the following dates if the following respective milestones have been attained by such dates: (i) on December 31, 2008, if at least one fully operational factory in The Netherlands capable of processing 15,000 tons of eWaste per year at full capacity has been established, (ii) on December 31, 2009 if at least one fully operational factory anywhere in the world has been established and (iii) on December 31, 2010 if at least four fully operational factories have been established anywhere in the world.  (The milestones may be adjusted by the compensation committee of our Board of Directors at its discretion at the beginning of the respective calendar year).  Further, on such date as our market capitalization exceeds $300 million, if that date occurs on or prior to April 18, 2011, then double the number of Options granted to Mr. Berten that have already vested and those yet subject to vesting on each milestone date that has not yet occurred will become vested.  The December 31, 2008 milestone was not attained and therefore 2,000,000 options terminated on that date. The option grant was valued using the Black Scholes option pricing model assuming an estimated life of 1 - 3 years, no expected dividend payments, a volatility of 106%, and a risk-free interest rate of 1.7% - 2.6%.

EMPLOYMENT AGREEMENTS

New Generation Holdings, Inc. (“NGH”), the Company’s former parent, entered into a Consulting Agreement with Jacques Mot dated July 5, 2000 pursuant to which Mr. Mot received $27,000 per month for his services to NGH. The Agreement has a one (1) year term with automatic renewal unless terminated by either party. As of January 1, 2005, Mr. Mot became an employee of NGH and Plastinum and until October 31, 2007 he received the same compensation as an employee of NGH and Plastinum as he had received from NGH under his Consulting Agreement.

On December 3, 2007, the Compensation Committee and the Board of Directors of the Company authorized and ratified payment of a base salary of $60,000 per month to Mr. Mot effective November 1, 2007 as compensation for services being provided by him to the Corporation in his capacity as President and Chief Executive Officer of the Corporation. Mr. Mot is be permitted to receive his compensation in the form of shares of the Company’s common stock, at Mr. Mot’s sole election and at any time prior to the payment thereof, at a price per share equal to $0.39 (the average closing bid price of the Company’s common stock on the Over-the-Counter Bulletin Board during October 2007).

Pursuant to an engagement letter with Robert Scherne, CPA, P.C. dated February 10, 2006, NGH and Plastinum retained Robert Scherne as Interim Chief Financial Officer on a consulting basis. Pursuant to the terms of the engagement letter, through December 31, 2006, Mr. Scherne was paid at an hourly rate of $150 per hour, $90 of which was payable in cash and $60 of which was payable in restricted shares of NGH common stock. The amount of common stock due to Mr. Scherne was determined on a monthly basis by dividing $60 per billed hour by 50% of the average trading price of NGH common stock for the prior ninety days. As of January 1, 2007, Mr. Scherne has received the equity portion of his compensation in the form of either NGH shares or Plastinum shares, depending upon his efforts for the two entities, utilizing the same formula described above. Mr. Scherne's engagement may be terminated by either party upon notice to the other party. Mr. Scherne also received the number of shares of Plastinum common stock equal to the number of NGH shares earned at December 31, 2006 as a result of the spin off of Plastinum.

On January 3, 2008, Plastinum entered into an Employment Agreement with Mr. Nils Berten pursuant to which Mr. Berten was appointed the Chief Operating Officer of the Company effective January 7, 2008. Pursuant to the Employment Agreement, Mr. Berten will receive an initial base salary of €115,200 per year. The base salary will rise to €163,200 after six months upon the satisfaction of certain conditions. Mr. Berten will also be entitled to a bonus payment of between 25% and 75% of his base salary, dependant on the attainment of performance targets, and will be entitled to receive payments during the term of his employ towards retirement savings as well as other standard benefits. The Employment Agreement may be terminated at any time by either party by providing notice to the other party. However, if Plastinum terminates the Employment Agreement without Cause (as defined in the Employment Agreement), Mr. Berten will be entitled to continue to receive his base salary for a three month period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information with respect to equity awards outstanding at the conclusion of the fiscal year ended December 31, 2008 for each of the named executive officers:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jacques Mot	2,000,000	1,000,000	1,000,000	0.10	7/10/2011	-	-	-	-
Jacques Mot	0	9,600,000	9,600,000	0.30	4/18/2013	-	-	-	-
Nils Berten	0	4,000,000	4,000,000	0.30	4/18/2013	-	-	-	-

DIRECTOR COMPENSATION

The following table sets forth the compensation of the directors of the Company for the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Marcel Rokegem	53,548	-	-	-	-	-	53,548

The $53,548 in fees paid to Marcel Rokegem for the fiscal year 2008 was paid on the basis of a monthly retainer payment of 3,000 Euros (in lieu of payments per meeting attended) as compensation for services he rendered to us as an independent member of our Board of Directors, including attendance at Compensation Committee and Board of Directors meetings.

We do not currently have a formal compensation plan for members of our Board of Directors for service on our Board of Directors, but we expect that such a compensation plan for Directors will be adopted in the future, and Directors are eligible to receive options under our existing long-term stock option incentive plan.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed the firm of RBSM LLP as the Company's independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2009 and recommends that stockholders vote for ratification of this appointment. RBSM LLP has audited the Company's financial statements since it was retained by the Company in May of 2001.

Audit Fees, Audit Related Fees, Tax Fees and All Other Fees

The following is a summary of the fees billed to Plastinum Polymer Technologies Corp. by RBSM LLP for professional services rendered for the fiscal years ended December 31, 2008 and 2007:

Fee Category	Fiscal 2008 Fees	Fiscal 2007 Fees
Audit Fees	$40,875	$27,939
Audit-Related Fees	13,099	10,400
Tax Fees	4,500	4,875
All Other Fees	—	—
Total Fees	$58,474	$43,214

AUDIT FEES. Consists of fees billed for professional services rendered for the audit of Plastinum Polymer Technologies Corp.'s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by RBSM LLP in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Plastinum Polymer Technologies Corp.'s consolidated financial statements and are not reported under "Audit Fees." There were no Audit-Related services provided in fiscal 2008 or 2007.

TAX FEES. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. There were tax services provided in the fiscal year 2008 and 2007.

ALL OTHER FEES. Consists of fees for products and services other than the services reported above. There were no management consulting services provided in fiscal 2008 or 2007.

Audit Committee Pre-Approval Policies and Procedures

The Company currently does not have a separately-designated standing Audit Committee, and accordingly, the Company's Board of Directors' policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Company's Board of Directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Board of Directors may also pre-approve particular services on a case-by-case basis

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR ratification of the appointment of RBSM LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

OTHER MATTERS

As of the date of this Proxy Statement, the Company knows of no other matter to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the proxy on such matters as recommended by the Board of Directors, or if no such recommendation is given, in their own discretion.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS

Stockholder proposals to be presented at the 2010 Annual Meeting and stockholder nominations for persons to be considered for candidates for director must be received by the Company on or before January 31, 2010 for inclusion in the proxy statement and proxy card relating to the 2010 Annual Meeting pursuant to SEC Rule 14a-8. Any such proposals should be sent via registered, certified or express mail to: 10100 Santa Monica Blvd., Suite 300, Los Angeles, CA 90067, Attn: President.

OTHER INFORMATION

 Enclosed herewith and incorporated by reference herein is a copy of our Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2008, filed March 31, 2009.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information with the SEC. This Information Statement, our Annual Report on Form 10-K and all other reports filed by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may receive information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that, like us, file information electronically with the SEC. Such material may also be accessed electronically via the Internet, by accessing the Securities and Exchange Commission’s EDGAR website at http://www.sec.gov.

Dated: May 14, 2009

PROXY FOR PLASTINUM POLYMER TECHNOLOGIES CORP.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 30, 2009 OR ANY ADJOURNMENT THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PLASTINUM POLYMER TECHNOLOGIES CORP.

The undersigned acknowledges receipt of the Proxy Statement and Notice, dated May 14, 2009, of the Annual Meeting of Stockholders and hereby appoints Jacques Mot, with full power of substitution, the attorney, agent and proxy of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Plastinum Polymer Technologies Corp. (the “Company”) to be held June 30, 2009, and at any adjournment or adjournments thereof, for the following matters:

(1)	☐ FOR all the following nominees (except as indicated to the contrary below):

Jacques Mot, Marcel Rokegem and Pierre Kladny

to serve as directors of the Company (to serve until the next annual meeting)

To withhold authority to vote for an individual Nominee, write that Nominee's name on this line.______________________________________

(2)	To ratify the appointment of RBSM LLP as independent auditors of the Company for the fiscal year ending December 31, 2009:

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

(3)   In his discretion, to transact business that properly comes before the meeting or any adjournment thereof.

☐ FOR	☐ AGAINST	☐ WITHHOLD AUTHORITY (ABSTAIN)

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the nominees in the election of directors, FOR ratification of the appointment of RBSM LLP as independent auditors of the Company and FOR the granting of discretion to the proxy holder to transact business that properly comes before the meeting or any adjournment thereof.

Individual:		Entity:

By:	or	By:
Name:
Title:
Date:

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation the proxy must be signed by a duly authorized officer, and his name and title should appear where indicated below his signature.

Name of Registered Holder: ______________________________

Number of shares entitled to vote at the Annual Meeting: _______________

PLASTINUM POLYMER TECHNOLOGIES CORP.
10100 Santa Monica Blvd., Suite 300
Los Angeles, CA 90067

IMPORTANT NOTICE
REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 30, 2009

<<Name>>
<<Address1>>
<<Address2>>
<<Address3>>

In accordance with the U.S. Securities and Exchange Commission’s “Notice and Access” requirements and as part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, Plastinum Polymer Technologies Corp. is providing Internet access to its proxy statement and annual report rather than mailing paper copies and providing for online and telephone voting options.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Plastinum Polymer Technologies Corp., a Delaware corporation, will be held on June 30, 2009, at 10:00am, New York time, at the offices of Westerman Ball Ederer Miller & Sharfstein, LLP, 170 Old Country Road, Suite 400, Mineola, New York 11501, for the following

1. to elect each of Jacques Mot, Marcel Rokegem and Pierre Kladny to our Board of Directors to serve until the next Annual Meeting and until his successor is elected and qualified (“Proposal 1”);

2. to ratify the appointment of RBSM LLP as our independent registered public auditors for the fiscal year ending December 31, 2009 (“Proposal 2”); and

3. to transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on May 8, 2009 are entitled to notice of and to vote at the meeting and any adjournments.

How to Access the Proxy Materials

The proxy statement and annual report to security holders are available online at:
www.colonialstock.com/plastinum2009
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no chargeto you for requesting a copy. Please make your request for a copy as instructed below on or before June 20, 2009 to facilitate timely delivery.
1. Call our toll-free number at (877) 285-8605.
2. Visit our website at: www.colonialstock.com/plastinum2009
3. Send us an email at annualmeeting@colonialstock.com  Please list your control number and clearly identify the reports you are requesting and the name and address or email address to which the material should be sent.

Meeting Information
How to Vote

You can submit your vote online after reviewing the Proxy Materials on the above-listed website by entering your control number.  You may also obtain a paper proxy ballot in order to vote via mail by calling our toll-free number at (877) 285-8605. You may also vote in person at the meeting.

Meeting Type:	Annual Meeting
Meeting Date:	June 30, 2009
Meeting Time:	10:00am
Meeting Location:
Westerman Ball Ederer Miller & Sharfstein, LLP 170 Old Country Road, Suite 400 Mineola, New York 11501

Control #: